EXHIBIT 99.1

ALTAIR NANTECHNOLOGIES REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

RENO, Nev. - May 9, 2007, -- Altair Nanotechnologies Inc. (Nasdaq: ALTI) today reported financial results for the first quarter ended March 31, 2007.

For the quarter, the company reported revenues more than doubled to $1.14 million from $545,000 for the comparable period one year ago. The net loss was $5.18 million, or seven cents per share, compared to a net loss of $4.56 million, or eight cents per share, for the first quarter of 2006. The basic and diluted weighted average shares outstanding for the quarter were 69,264,018 compared to 59,222,352 for the same period a year ago.

As of March 31, 2007, Altairnano’s balance sheet remained strong with cash, cash equivalents and short-term investments totaling $24.76 million. Long-term debt decreased to $1.20 million from $1.80 million as of Dec. 31, 2006, which represents the remaining mortgage obligation used to purchase the company’s facilities in Reno, Nev.

“During the quarter, we continued to invest in our business while working closely with our partners to further develop and commercialize our products,” said Alan J. Gotcher, Ph.D., Altairnano’s president and chief executive officer. “Our relationships with industry leaders, such as AES Corporation and The Sherwin-Williams Company, reinforce our products’ commercial viability. We believe that these types of relationships will enable us to bring to market leading-edge energy storage, life sciences and advanced materials products.”

Altairnano Recent Highlights
•
AES Corporation, one of the world’s largest global power companies, made a $3 million strategic investment in Altairnano through the private acquisition of approximately 896,000 shares of common stock.

•
On April 25, Sherwin-Williams and Altairnano announced the joint venture, AlSher Titania. The new company combines the Altairnano Hydrochloride Pigment (AHP) process and the Sherwin-Williams Hychlor Pigment (SWHP) process with other technologies to develop and produce high quality titanium dioxide pigment for use in paint and coatings. Alsher Titania plans to also manufacture nano titanium dioxide materials for use in a variety of applications including those related to removing contaminants from air and water.

•
The company entered into a multi-year purchase and supply agreement with Phoenix Motorcars for up to 500 NanoSafe battery packs. The initial order, valued at $1,040,000 was received in the first quarter. The battery packs are built, and product shipments are expected to begin during the second quarter of 2007.

First Quarter 2007 Conference Call

Altairnano will hold a conference call to discuss its first quarter 2007 results on Wednesday, May 9, 2007 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is (913) 981-4913. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

An audio replay of the conference call will be available from 2:00 p.m. through 11:59 p.m. EDT, Wednesday, May 16, 2007, and can be accessed by dialing (719) 457-0820 and entering conference number 1741992. Additionally, the conference call is available online, and can be accessed by visiting Altairnano's web site, www.altairnano.com.

ALTAIRNANO REPORTS 2007 FIRST QUARTER RESULTS

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is an innovator and supplier of advanced novel, ceramic nanomaterials. Altairnano’s leading edge scientists are complemented by a seasoned management team with substantial experience in commercializing innovative, disruptive technologies. The company has developed nanomaterials for the alternative energy, life sciences and performance materials markets based on its proprietary manufacturing process. This process also provides the foundation for its innovative AHP pigment process. For more information visit: www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the following risks: that the combined Altairnano Hydrochloride Process and The Sherwin Williams Company process will not be successfully demonstrated at large volume scale, that the AlSher joint venture will be terminated prior to the completion of testing or the construction or operation of a commercial-scale production facility; that product output will not meet market quality standards in the testing or production phase; that as a result of actual costs, demand or pricing differing from those projected, the joint venture will fail to operate profitably; that Phoenix Motorcars or other potential purchasers of NanoSafe battery packs will not purchase, for financial, market or other reasons, battery packs or materials at projected rates or times. In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors:	Retail Investors:
Fleishman-Hillard	McCloud Communications, LLC
Tom Laughran	Marty Tullio
Senior Vice President	Managing Members
312.751.3519	949.553.9748
laughrant@fleishman.com	marty@mccloudcommunications.com

Media Relations:	Company Information:
Fleishman-Hillard	Altair Nanotechnologies Inc.
Terry Banks	Ed Dickinson
Senior Vice President	Chief Financial Officer
202.828.9710	775.858.3750
bankst@fleishman.com	edickinson@altairnano.com

Tables Follow

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$2,322,348	$12,679,254
Investment in available for sale securities	22,436,829	14,541,103
Accounts receivable, net	929,769	1,624,825
Product inventories	1,019,599	169,666
Prepaid expenses and other current assets	292,718	413,390
Total current assets	27,001,263	29,428,238

Investment in Available for Sale Securities	1,499,368	1,306,420

Property, Plant and Equipment, net	11,800,801	11,229,406

Patents, net	784,044	805,248

Notes Receivable	338,654	330,000

Other Assets	127,779	21,261

Total Assets	$41,551,909	$43,120,573

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$1,645,205	$1,533,047
Accrued salaries and benefits	747,488	840,219
Accrued liabilities	461,706	526,596
Note payable, current portion	600,000	600,000
Total current liabilities	3,454,399	3,499,862

Note Payable, Long-Term Portion	1,200,000	1,800,000

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
70,020,626 and 69,079,270 shares issued and
outstanding at March 31, 2007 and December 31, 2006	119,116,995	115,989,879
Additional paid in capital	2,948,569	2,002,220
Accumulated deficit	(85,534,654)	(80,353,188)
Accumulated other comprehensive loss	366,600	181,800

Total Stockholders' Equity	36,897,510	37,820,711

Total Liabilities and Stockholders' Equity	$41,551,909	$43,120,573

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Revenues
Product sales	$177,390	$8,018
Commercial collaborations	347,288	330,270
Contracts and grants	616,254	207,008
Total revenues	1,140,932	545,296
Operating Expenses
Cost of product sales	210,262	1,266
Research and development	2,997,327	1,948,387
Sales and marketing	380,536	393,161
General and administrative	2,611,215	2,611,304
Depreciation and amortization	431,058	316,871
Total operating expenses	6,630,398	5,270,989
Loss from Operations	(5,489,466)	(4,725,693)
Other Income (Expense)
Interest expense	(35,000)	(45,500)
Interest income	343,368	211,303
Loss on foreign exchange	(369)	(174)
Total other income, net	307,999	165,629

Net Loss	$(5,181,467)	$(4,560,064)

Loss per common share - Basic and diluted	$(0.07)	$(0.08)

Weighted average shares - Basic and diluted	69,264,018	59,222,352

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